UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 9, 2011

Date of earliest event reported: March 8, 2011

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square
Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Secondary Offering

On March 8, 2011, Warner Chilcott plc (the “Company”) issued a press release announcing a secondary offering of 25 million of its ordinary shares by certain of its selling shareholders.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Guidance

On March 8, 2011, the Company’s CFO, Paul Herendeen, speaking at an investor conference, made the following comments.  The Company reiterates its current full year 2011 financial guidance as communicated on February 15, 2011.  While the Company provides only full year guidance, it does anticipate that its 2011 total revenue and cash net income (“CNI”) will be relatively lower in the first quarter and ramp up over the course of 2011 based on the expected impact of a number of factors, including the launch of its two new products, Atelvia and Lo Loestrin Fe, during the first quarter of 2011.   These product launches are expected to partially offset the expected decline in 2011 revenues resulting primarily from Actonel’s loss of exclusivity in Western Europe, which began in the fourth quarter of 2010.  CNI is defined as the Company’s GAAP net income adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (including write-offs, if any) of deferred loan costs related to our debt.  The Company would further note that its 2011 CNI guidance does not reflect the potential impact of the proposed refinancing of its credit facility.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1           Press release issued by Warner Chilcott Public Limited Company on March 8, 2011.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein based upon the regulatory review and approval process and due to changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer
Date: March 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Warner Chilcott Public Limited Company on March 8, 2011.